Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   March 14, 2002

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated December 11, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President


Merrill Lynch & Co., Inc.                                          Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,847,200,000                                                                   Pricing Supplement No. 10034 - dated March 12, 2003
Merrill Lynch Notes Due Nine             (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
Months or More from Date of Issue
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CUSIP          Aggregate        Price to       Purchasing       Interest Rate    Interest Payment   Stated Maturity       Survivor's
Number      Principal Amount    Public(1)  Agent's Discount(1)    Per Annum        Frequency            Date               Option
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5901M0CC1     $1,889,000        100.0%          1.0000%             3.05%           Monthly           3/17/2008             Yes

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                                Trade Date: Wednesday March 12, 2003                                             Merrill Lynch & Co.
Merrill Lynch & Co., Inc.[LOGO] Issue Date: Monday March 17, 2003                                                   Purchasing Agent
4 World Financial Center        Minimum Denominations/Increments: $1,000/$1,000                                  Acting as Principal
New York, NY 10080              Original Issue Discount: No
                                All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                Merrill Lynch DTC Participant Number:  5132

                                (1) Expressed as a percentage of the aggregate principal amount.
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